Exhibit 99.1

February 26, 2018

GCI Liberty Announces Auto Conversion Date

ANCHORAGE, Alaska-/PRNewswire/-GCI Liberty, Inc. (“GCI Liberty”) (Nasdaq: GNCMA) announced today that it intends to effect the automatic conversion of its Class A-1 Common Stock and its Class B-1 Common Stock (collectively, the “existing GCI Liberty common stock”) in accordance with the terms of GCI Liberty’s Amended and Restated Articles of Incorporation (the “Auto Conversion”) on or about 4:01 p.m., New York City time, on Thursday, March 8, 2018 (such date and time, the “Auto Conversion Date”), subject to the satisfaction or waiver (if applicable or permitted) of the conditions to the Auto Conversion.

On the Auto Conversion Date, holders of existing GCI Liberty common stock will receive (i) 0.63 of a share of GCI Liberty Class A Common Stock (“GCI Liberty Class A Common Stock”) and (ii) 0.20 of a share of new GCI Liberty Series A Cumulative Redeemable Preferred Stock (“GCI Liberty Preferred Stock”), in exchange for each share of their existing GCI Liberty common stock.

Following the completion of the Auto Conversion, GCI Liberty intends to delist its Class A-1 Common Stock, and as a result, such securities will cease to be traded on the NASDAQ Global Select Market. In addition, GCI Liberty’s Class B-1 Common Stock will no longer be quoted on the OTC Market at such time. GCI Liberty is expected to trade on the Nasdaq Global Select Market under the symbols "GLIBA/B/P" beginning on March 12, 2018.

For instructions as to how to surrender shares of existing GCI Liberty common stock for exchange in the Auto Conversion, please see “Information Regarding the Surrender and Exchange of GCI Liberty shares in the Auto Conversion” below.

The Auto Conversion is described in more detail in the joint proxy statement/prospectus relating to the proposed transactions between GCI Liberty and Liberty Interactive Corporation (“LIC”).

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of the proposed transactions between GCI Liberty and LIC, the delisting of GNCMA, and the trading of GLIBA and GLIBP. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward-looking statements speaks only as of the date of this press release, and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. Please refer to the publicly filed documents of GCI Liberty, including its most recent Forms 10-K and 10-Q, for additional information about GCI Liberty and about the risks and uncertainties related to its business which may affect the statements made in this press release.

About GCI Liberty

GCI Liberty is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI Liberty has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI Liberty at www.gci.com.

Information Regarding the Surrender and Exchange of GCI Liberty Shares in the Auto Conversion

Holders of certificated shares of existing GCI Liberty common stock (and old General Communication, Inc. common stock) will receive a letter of transmittal from Computershare Trust Company, N.A., the transaction agent, with instructions on how to surrender such holder’s shares of existing GCI Liberty common stock (or old General Communication, Inc. common stock) for shares of GCI Liberty Class A Common Stock and GCI Liberty Preferred Stock. A holder must surrender its stock certificates, together with a completed and duly executed letter of transmittal (and any other documentation required thereby) to Computershare as instructed in the letter of transmittal in order to receive their shares of GCI Liberty Class A Common Stock and GCI Liberty Preferred Stock.

A holder that properly surrenders its certificates will receive shares GCI Liberty Class A Common Stock and GCI Liberty Preferred Stock in book-entry form (unless a physical certificate is requested). Holders are asked not to send their stock certificates to Computershare until they have received a letter of transmittal, and are asked not to send their stock certificates to Computershare without a duly executed letter of transmittal.

Holders of existing GCI Liberty common stock in book-entry form will not need to take any action to receive shares of GCI Liberty Class A Common Stock and GCI Liberty Preferred Stock in the Auto Conversion. Rather, a holder’s account will be debited and promptly thereafter credited with the applicable shares deliverable to such holder in connection with the Auto Conversion. No letter of transmittal will be delivered for shares of existing GCI Liberty common stock held in book-entry form.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty or any of LIC’s tracking stocks. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI Liberty’s effective registration statement. GCI Liberty shareholders, LIC stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed transactions. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420. GCI Liberty investors can access additional information at ir.gci.com.

GCI Liberty, Inc.
Media Contact: Heather Handyside (907) 301-3481

Source: GCI Liberty, Inc.